                                                                 EXHIBIT 3.7(a)




                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                            HOOKER INDUSTRIES, INC.


                                       I.


         The name of this corporation is Hooker Industries, Inc.

                                      II.

         The purposes for which this corporation is formed, the specific business in which the corporation is primarily to engage being set forth in Paragraph (1) below, are:

                  (1) The specific business in which the corporation is primarily to engage is to design, develop, manufacture and market exhaust systems and other accessories for automobiles and other motor driven vehicles and to design, develop, manufacture and market recreational water craft.

                  (2) To design, develop, manufacture, buy, sell, assemble, distribute, and to otherwise acquire, or to own, hold, use, sell, assign, transfer, exchange, lease, license or otherwise dispose of, and to invest, trade, deal in and with goods, wares, merchandise, building materials, supplies and all other property of every class and description.

                  (3) To purchase, acquire, own, hold, use, lease, either as lessor or lessee, rent, sublet, grant, sell, exchange, subdivide, mortgage, deed in trust, manage, improve, cultivate, develop, maintain, construct, operate, and generally deal in, any and all real estate, improved or unimproved, stores, office buildings, dwelling houses, boarding houses, apartment houses, hotels, business blocks, garages, warehouses, manufacturing plants, and other buildings of any kind or description, and any and all other property of every kind or description, real, personal and mixed, and any interest or right therein, including water and water rights, wheresoever situated, in California, other states of the United States, the District of Columbia, territories of the United States and foreign countries.

                  (4) To purchase, acquire, take, hold, own, use and enjoy, and to sell, lease, transfer, pledge, mortgage, convey, grant, assign or otherwise dispose of, and generally to invest, trade, deal in and with oil royalties, mineral rights of all kinds, mineral bearing lands and hydrocarbon products of all kinds, oil, gas and mineral leases, and all rights and interests therein, and in general products of the earth and deposits, both subsoil and surface, of every nature and description.

                  (5) To enter into, make, perform, and carry out contracts of every kind for any lawful purpose without limit as to amount, with any person, firm, association or corporation, municipality, county, parish, state, territory, government (foreign or domestic) or other municipal or governmental subdivision..

                  (6) To become a partner (either general or limited or both) and to enter into agreements of partnership with one or more other persons or corporations, for the purpose of carrying on any business whatsoever which this corporation may deem proper or convenient in connection with any of the purposes herein set forth or otherwise, or which may be calculated, directly or indirectly, to promote the interest of this corporation or to enhance the value of its property or business.

                  (7) To acquire, by purchase or otherwise, the good will, business, property rights, franchises and assets of every kind, with or without undertaking, either wholly or in part, the liabilities of any person, firm, association or corporation; and to acquire any property or business as a going concern or otherwise, (a) by purchase of the assets thereof wholly or in part, (b) by acquisition of the shares or any part thereof, or (c) in any other manner; and to pay for the same in cash or in the shares or bonds or other evidences of indebtedness of this corporation, or otherwise; to hold, maintain and operate, or in any manner dispose of the whole or any part of the good will, business, rights and property so acquired, and to conduct, in any lawful manner, the whole or any part of any business so acquired; and to exercise all the powers necessary or convenient in and about the management of such business.

                  (8) To take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, lease, mortgage, convey in trust, pledge, hypothecate, grant licenses in respect of any otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, and government, state, territorial, county and municipal grants and concessions of every character which this corporation may deem advantageous in the prosecution of its business or in the maintenance, operation, development or extension of its properties.

                  (9) From time to time to apply for, purchase, acquire by assignment, transfer or otherwise, exercise, carry out and enjoy any benefit, right, privilege, prerogative or power conferred by, acquired under or granted by any statute, ordinance, order, license, power, authority, franchise, commission, right or privilege which any government or authority or governmental agency or corporation or other public body may be empowered to enact, make or grant; to pay for, aid in, and contribute toward carrying the same into effect; and to appropriate any of this corporation's shares, bonds and/or assets to defray the costs, charges and expenses thereof.

                  (10) To subscribe or cause to be subscribed for, and to take, purchase and otherwise acquire, own, hold, use, sell, assign, transfer, exchange, distribute and otherwise dispose of, the whole or any part of the shares of the capital stock, bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations, evidences of indebtedness, notes, good will, rights, assets and property of any and every kind, or any part thereof, of any other corporation or corporations, associations or associations, firm or firms, or person or persons, together with the shares, rights, units or interests in or in respect of any trust estate, now or hereafter existing, and whether created by the laws of the State of California or of any other state, territory or country; and to operate, manage and control such properties, or any of them, either in the name of such other corporation or corporations or in the name of this corporation, and, while the owner of any of said shares of capital stock, to exercise all of the rights, powers and privileges of ownership of every kind and description, including the right to vote thereon, with power to designate some person or persons for that purpose from time to time, and to the same extent as natural persons might or could do.

                  (11) To promote or to aid in any manner, financially or otherwise, any person, firm, corporation or association of which any shares of stock, bonds, notes, debentures or other securities or evidences of indebtedness are held directly or indirectly by this corporation; and for this purpose to guarantee the contracts, dividends, shares, bonds, debentures, notes and other obligations of such other persons, firms, corporations or associations; and to do any other acts or things designed to protect, preserve, improve or enhance the value of such shares, bonds, notices, debentures or other securities or evidences of indebtedness.

                  (12) To borrow and lend money, but nothing herein contained shall be construed as authorizing the business of banking, or as including the business purposes of a commercial bank, savings bank or trust company.

                  (13) To issue bonds, notes, debentures or other obligations of this corporation from time to time for any of the objects or purposes of this corporation, and to secure the same by mortgage, deed of trust, pledge or otherwise, or to issue the same unsecured; to purchase or otherwise acquire its own bonds, debentures or other evidences of its indebtedness or obligations; to purchase, hold, sell, and transfer the shares of its own capital stock to the extent and in the manner provided by the laws of the State of California as the same are now in force or may be hereafter amended.

                  (14) To conduct and carry on, directly or indirectly, research, development and promotional or experimental activities, and to promote or aid financially or otherwise, any person, firm or corporation engaged in such activities, or any of them.

                  (15) To carry on any business whatsoever, either as principal, agent or partner, which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated directly or indirectly to promote the interests of this corporation or to enhance the value of its property or business; and to conduct its business in this state, in other states, in the District of Columbia, in the territories of the United States, and in foreign countries.

                  (16) To have and to exercise all the powers conferred by the laws of California upon corporations formed under the laws pursuant to and under which this corporation is formed, as such laws are now in effect or may at any time hereafter be amended.

         The foregoing statement of purposes shall be construed as a statement of both purposes and powers, and the purposes and powers stated in each clause shall, except where otherwise expressed, be in nowise limited or restricted by any reference to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes and powers.

                                     III.

         The county in the State of California where the principal office for the transaction of business is located is the County of San Bernardino.

                                      IV.

         The authorized number of directors shall be not less than eight (8) nor more than eleven (11) until changed by amendment of the Articles of Incorporation or by a By-Law duly adopted by the shareholders. The exact number of directors shall be specified by a by-law or amendment thereof duly adopted by the shareholders or by the Board of Directors.

         The names and addresses of the persons who were appointed to act as the first directors of this corporation were stated in this original Articles of Incorporation of this corporation as follows:

         William H. Casler                  839 West Berkeley Court
                                            Ontario, California

         Gary Hooker                        846 West Berkeley Court
                                            Ontario, California

         Newell H. Casler                   3530 Beechwood
                                            Lynwood, California

                                      V.

         This corporation is authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of such shares shall be two million five hundred thousand (2,500,000); the total number of shares of Common Stock shall be two million (2,000,000) and the par value of each share shall be ten cents ($.10); and the total number of shares of Preferred Stock shall be five hundred thousand (500,000) and the par value of each share shall be one dollar ($1). The aggregate par value of all shares is $700,000.

         Upon the filing in the Office of the Secretary of State of California of the Certification of Amendment of the Articles of Incorporation of this corporation whereby this Article V is amended to read as herein set forth, the 198,990 shares of Common Stock, no par value, of this corporation, being all of the shares of stock of this corporation then outstanding, shall be thereupon split up, subdivided and changed on a pro rata basis into 596,970 shares of Common Stock of the par value of $.10 per share and each person then holding of record issued and outstanding shares of Common Stock, no par value, of this corporation shall be entitled to and shall receive a stock certificate or certificates to evidence and represent the number of additional shares of Common Stock of the par value of $.10 per share to which he becomes entitled by reason of such stock split, subdivision and change on the basis of two (2) additional shares for each such share so held of record.

                                      VI.

         Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of shares of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or all or any of them; and to increase or decrease the number of shares constituting any series subsequent to the issue of shares of that series, but not below the number of shares of such series.

         IN WITNESS WHEREOF, the undersigned, GARY R. HOOKER and WILLIAM H. CASLER, the duly elected and acting President and Secretary, respectively, of Hooker Industries, inc., a California corporation, have executed this certificate entitled "RESTATED ARTICLES OF INCORPORATION OF HOOKER INDUSTRIES, INC." the 30th day of March, 1973.


                                             /S/ Gary R. Hooker
                                   --------------------------------------------
                                               GARY R. HOOKER
                                                 President
                                            Hooker Industries, Inc.



                                             /S/ William H. Casler
                                   --------------------------------------------
                                              WILLIAM H. CASLER
                                                 Secretary
                                            Hooker Industries, Inc.

SECRETARY OF CALIFORNIA  )
                         )  ss.:
COUNTY OF SAN BERNARDINO )



         GARY R. HOOKER and WILLIAM H. CASLER being by me duly sworn, depose and say: That they are the President and Secretary, respectively, of Hooker Industries, Inc., a California corporation, and that they have read the foregoing certificate entitled "RESTATED ARTICLES OF INCORPORATION OF HOOKER INDUSTRIES, INC."; that they have been authorized to execute the certificate by resolution of the Board of Directors of the corporation adopted on the 5th day of February, 1973, at Ontario, California; and, that the certificate correctly sets forth the text of the Articles of Incorporation as amended to the date of the certificate.


                                             /S/ Gary R. Hooker
                                   --------------------------------------------
                                                 GARY R. HOOKER




                                             /S/ William H. Casler
                                   --------------------------------------------
                                                WILLIAM H. CASLER

Subscribed and sworn to before
me this ____ day of March, 1973



              /S/
-----------------------------------
   Notary Public in and for the
       State of California

                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                            HOOKER INDUSTRIES, INC.




         Gary R. Hooker and David v. Spangler certify that:

         1. They are the Chairman and President and Secretary, respectively, of Hooker Industries, Inc., a California corporation (the "Corporation").

         2. Article IV of the Articles of Incorporation of the Corporation is amended (the "Amendment") to read in its entirety as follows:

                                      "IV.

                           The authorized number of directors shall be three
                  until changed by amendment of the Articles of Incorporation or by a By-Law duly adopted by the shareholders.

                           The names and addresses of the persons who were
                  appointed to act as the first directors of this corporation were stated in the original Articles of Incorporation of this corporation as follows:

                  William H. Casler         839 West Berkeley Court
                                            Ontario, California

                  Gary Hooker               846 West Berkeley Court
                                            Ontario, California

                  Newell H. Casler          3530 Beechwood
                                            Lynwood, California

         3. The foregoing Amendment of the Articles of Incorporation has been duly approved by the Board of Directors of the Corporation.

         4. The Corporation has only Common Stock outstanding. The Amendment was approved by the required vote of the shareholders pursuant to
Section 902 of the California General Corporation Law.

         5. The Corporation has 330,354 shares of Common Stock issued and outstanding.

         6. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment on July 21, 199.


                                               /S/ Gary R. Hooker
                                   --------------------------------------------
                                   Gary R. Hooker
                                   Chairman



                                               /S/ David V. Spangler
                                   --------------------------------------------
                                   David V. Spangler
                                   President and Secretary

                            CERTIFICATE OF OWNERSHIP

                                       OF

                            HOLLEY ACQUISITION CORP.

         Jeffrey G. King and Robert L. Wineland do hereby certify that:

         1. They are the President and Secretary of Holley Acquisition Corp., a California corporation.

         2. This corporation owns at least 90 percent of the outstanding shares of each class of stock of Hooker Industries, Inc., a corporation organized under the laws of the State of California ("Subsidiary").

         3. The Board of Directors of this corporation has approved the Plan of Merger, attached hereto as Exhibit A (the "Plan of Merger").

         4. The Board of Directors of Subsidiary has approved the Plan of Merger, including the consideration to be received by each share of Subsidiary not owned by this corporation.

         5. The principal terms of the Plan of Merger were approved by the required majority vote of the outstanding shares of this corporation.

         We declare under penalty of perjury under the laws of the State of California, that the foregoing is true and correct of our own knowledge.

Dated: August 20, 1999



                                                /S/ Jeffrey G. King
                                   --------------------------------------------
                                   Jeffrey G. King, President


                                                /S/ Robert L. Wineland
                                   --------------------------------------------
                                   Robert L. Wineland, Secretary

                                   EXHIBIT A
                                       TO
                            CERTIFICATE OF OWNERSHIP
                                 PLAN OF MERGER


                  The following corporations are parties to this Plan of
Merger: Holley Acquisition Corp., a California corporation ("HAC"), and Hooker Industries, Inc., a California corporation ("Hooker").

                  1. HAC has acquired and now owns 90% or more of the outstanding shares of capital stock of Hooker.

                  2.     HAC shall be merged into Hooker.

                  3. Each outstanding share of Hooker not owned by HAC immediately prior to the merger shall be converted into cash in the amount of $64.07. Each outstanding share of Hooker owned by HAC immediately prior to the merger shall be canceled.

                  4. Upon the merger, each outstanding common share of HAC shall be converted into one common share of Hooker.

                  5. Each holder of shares of Hooker shall thereupon surrender the share certificate of certificates to Hooker and shall be entitled to receive in exchange therefor cash into which the shares theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with paragraph 3.

                  6. Each holder of shares of HAC shall thereupon surrender the share certificate or certificates to Hooker and shall be entitled to receive a share certificate into which the shares theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with paragraph 4.

                  7.     Hooker shall assume any and all liabilities of HAC.